UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2020

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas		76210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s 2020 annual meeting of stockholders held on January 30, 2020, Timothy R. Baer and Dorlisa K. Flur were duly elected as directors, effective January 30, 2020, to serve until the 2021 annual meeting of the Company’s stockholders or until their earlier resignation or removal.  The Board of Directors has determined that Mr. Baer and Ms. Flur are “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company's Corporate Governance Guidelines.

Mr. Baer, age 59, founded and has been Managing Partner of TRB Partners LLC since 2017 and of TRB Law PPLC since 2019. In addition, Mr. Baer has served as Co-Chair of the PJT Camberview Advisory Council since 2017. From 2016 to 2017 Mr. Baer was Senior Advisor to Target Corporation and from 2004 to 2016 he was Target’s Executive Vice President, Chief Legal Officer and Corporate Secretary. Mr. Baer has previously served as a board member for Greater MSP and Greater Twin Cities United Way.

Ms. Flur, age 54, has served as Senior Advisor to Southeastern Grocers, Inc. since August 2018 and was previously its Chief Strategy and Transformation Officer from August 2016 to July 2018. Prior to that Ms. Flur served as Executive Vice President, Omnichanel for Belk, Inc. from February 2013 to January 2016, where she integrated stores and eCommerce and also led supply chain. She was previously Vice Chair, Strategy and Chief Administrative Officer at Family Dollar Stores, Inc. where she held a series of top operational roles including real estate, marketing and merchandising. Ms. Flur is a former partner of McKinsey & Company, Inc. She currently serves as a Director of Hibbett Sports, Inc., where she is a member of its Audit Committee, and United States Cold Storage, Inc., a wholly-owned subsidiary of John Swire & Sons, Ltd.

Mr. Baer and Ms. Flur will receive compensation for their service as directors in accordance with the Company’s Independent Director Compensation Policy as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on December 18, 2019.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Baer or Ms. Flur and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Baer or Ms. Flur and the Company that would be required to be reported.

Mr. David Gibbs did not stand for re-election at the Company’s 2020 annual meeting of stockholders held on January 30, 2020.

Item 9.01   Financial Statement and Exhibits

(d)

Exhibit	Description

99.1	Press release announcing the election of Directors of Sally Beauty Holdings, Inc. on January 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

January 31, 2020	By:	/s/ Christian A. Brickman
Christian A. Brickman
Director, President and Chief Executive Officer